Exhibit 1.1

GRAMERCY CAPITAL CORP.

2,250,000 Shares of Common Stock

Underwriting Agreement

Dated May 11, 2006

Wachovia Capital Markets, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Gramercy Capital Corp., a Maryland corporation (the “Company”), confirms its agreement with Wachovia Capital Markets, LLC (the “Underwriter”), with respect to a total of 2,250,000 shares (the “Initial Securities”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), and the purchase by the Underwriter of the Initial Securities, and with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 337,500 additional shares of Common Stock to be issued and sold by the Company to the Underwriter to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriter and all or any part of the 337,500 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

In addition to the Company, GKK Capital LP, a Delaware limited partnership (the “Operating Partnership”) and GKK Manager, LLC, a Delaware limited liability company and the manager of the Company and the Operating Partnership (together with its affiliates, the “Manager”), also confirm as follows their respective agreements with the Underwriter.

The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-126938) covering the registration of the Securities and certain other securities of the Company under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus and the related prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus and the related prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.”  Such registration statement, at any given time, together with the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations at such time and the Rule 430B Information, are herein called, collectively, the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus supplement relating to the Securities (the “Prospectus Supplement”) and the related base prospectus dated September 9, 2005 (the “Base Prospectus”) in the form first furnished (electronically or otherwise) to the Underwriter for use in connection with the offering of the Securities (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) or, if not furnished to the Underwriter, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Disclosure Package (as hereinafter defined) or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus, the Disclosure Package or the Prospectus, as the case may be.

SECTION 1.           Representations and Warranties.

(a)   Representations and Warranties by the Company and the Operating Partnership. The Company and the Operating Partnership each severally represents and warrants to the Underwriter as of the date hereof, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

(1)   Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became or become effective, at the date of the filing with the Commission of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “Form 10-K”) and at the Registration Statement’s “new effective date” with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus, and any amendments or supplements thereto, as of its date, at the date hereof and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Initial Sale Time (as defined below), the Base Prospectus, any Issuer Free Writing Prospectus (as defined below) identified on Schedule I hereto, if any, and the information included on Schedule II hereto, all considered together (collectively, the “Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding four paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, or the Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, or the Disclosure Package (the “Underwriter’s Information”). The parties acknowledge and agree that the Underwriter’s Information consists solely of the material included in the fourth, fifth, ninth, tenth and eleventh paragraphs under the caption “Underwriting” in the Prospectus.

As used in this subsection and elsewhere in this Agreement:

“Initial Sale Time” means 8:30 a.m. (Eastern time) on May 11, 2006 or such other time as agreed by the Company and the Underwriter.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(2)   Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time of filing of the Form 10-K with the Commission, (c) at the Registration Statement’s “new effective date” with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and (d) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(3)   Company Not Ineligible Issuer. As of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause), the Company was not and is not an ineligible issuer (as defined in Rule 405 of the 1933 Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that the Company be considered an Ineligible Issuer.

(4)   Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus listed in Schedule I hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date as of which the Company notified or notifies the Underwriter as described in Section 3(a)(5) of this Agreement, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter’s Information.

(5)   Company Authorization of Agreement. This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

(6)   Operating Partnership Authorization of Agreement. This Agreement and the transactions contemplated herein have been duly and validly authorized by the Operating Partnership and this Agreement has been duly and validly executed and delivered by the Operating Partnership.

(7)   Authorization of Management Agreement and Origination Agreement. The amended and restated management agreement (the “Management Agreement”), effective as of April 19, 2006, among the Company, the Operating Partnership and the Manager has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles. The amended and restated origination agreement (the “Origination Agreement”), effective as of April 19, 2006, among the Company, the Operating Partnership and SL Green Operating Partnership, L.P. has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(8)   Distribution of Offering Material by the Company. The Company and its affiliates have not distributed and will not distribute, prior to the later of the Option Closing Date (as defined below) and the completion of the Underwriter’s distribution of the Securities, any written offering material in connection with the offering and sale of the Securities other than the Prospectus or the Registration Statement.

(9)   Independent Accountants. Ernst & Young LLP, the accountants who certified the financial statements and supporting schedules incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations, the 1934 Act, 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

(10)  Financial Statements. The financial statements of the Company and its subsidiaries, together with the related schedules (if any) and notes (the “Company Financial Statements”), incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and any financial statements required by Rule 3-14 of Regulation S-X (the “Acquisition Financial Statements”), incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated, or with respect to the Acquisition Financial Statements, the respective property or tenant; and all such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations. The supporting schedules, if any, incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. There are no financial statements or schedules required to be included in the Registration Statement, the Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations which are not so included. The unaudited pro forma financial information (including the related notes) incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus complies as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No pro forma financial information is required to be included in the Registration Statement, the Disclosure Package or the Prospectus which is not so included.

(11)  No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change or any development involving a prospective material adverse change in the operations, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, including, without limitation, the Operating Partnership, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) since the date of the latest balance sheet incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries, including without limitation the Operating Partnership, considered as one enterprise, except for liabilities or obligations which are described in the Registration Statement, the Disclosure Package and the Prospectus, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock.

(12) Good Standing of the Company and the Operating Partnership. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. Each of the Company and the Operating Partnership is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of New York) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(13)  The Partnership Agreement. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”) has been duly and validly authorized, executed and delivered by the Company, as general partner of the Operating Partnership, and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles. The Partnership Agreement has been duly executed and delivered by the other parties thereto and, to the Company’s knowledge, is a valid and binding agreement enforceable against such parties in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(14)  Good Standing of Subsidiaries. Each subsidiary of the Company listed on Schedule III hereto has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, and, in the case of each subsidiary that is a corporation, are fully paid and nonassessable and are owned by the Company or the Operating Partnership, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (each, a “Lien”); and none of the outstanding shares of stock, partnership interests or limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. The only subsidiaries of the Company are the subsidiaries listed on Schedule III hereto and Schedule III accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively. Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Schedule III hereto under the caption “Significant Subsidiaries.”

(15)  Capitalization. The authorized, issued and outstanding stock of the Company is as set forth in the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2006. The issued and outstanding shares of stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable; and none of the outstanding shares of stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The authorized, issued and outstanding units of partnership interest in the Operating Partnership, including the Class B Limited Partner interests (the “OP Units”), have been duly authorized and validly issued; and all of such OP Units have been sold in compliance with applicable laws (including, without limitation, federal and state securities laws).

(16)  Authorization of Securities. The Securities have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any preemptive right, right of first refusal or other similar right of any securityholder of the Company or any other person, except for the rights of SL Green Realty Corp. (“SL Green”) pursuant to the Origination Agreement, as described in the Prospectus.

(17)  Absence of Defaults and Conflicts. Neither the Company, the Operating Partnership nor any of their respective subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document (as defined below), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement. the Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Company and the Operating Partnership with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to any Company Documents, nor will such action result in any violation of the provisions of the Organizational Documents of the Company, the Operating Partnership or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations. The term “Company Documents” as used herein means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company, the Operating Partnership, the Manager or any of their respective subsidiaries is a party or by which the Company, the Operating Partnership, the Manager or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership, the Manager or any of their respective subsidiaries is subject. The term “Organizational Documents” as use herein means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

(18)  Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries or which has as a subject thereof, any officer or director of the Company in their capacity as such or as would otherwise be required to be disclosed in the Prospectus. To the knowledge of the Company or the Operating Partnership, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, threatened, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries except as would not have a Material Adverse Effect or which has as a subject thereof, any officer or director of the Company in their capacity as such or as would otherwise be required to be disclosed in the Prospectus.

(19)  Accuracy of Descriptions and Exhibits. The information in the Prospectus under the captions “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “The Operating Partnership Agreement” and “Material U.S. Federal Income Tax Considerations” is correct in all material respects; all descriptions in the Registration Statement, the Disclosure Package and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(20) Possession of Intellectual Property. The Company, the Operating Partnership and their respective subsidiaries own or possess or have the right to use on reasonable terms all material patents, patent rights, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the Prospectus and as proposed to be conducted, except as, individually or in the aggregate, would not result in a Material Adverse Effect; and neither the Company, the Operating Partnership nor any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(21) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Company or the Operating Partnership, (C) no waiver or consent under any Company Document, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by this Agreement and the Prospectus, except such as have been already obtained under the 1933 Act or the 1933 Act Regulations, such as may be required under state securities laws.

(22) Possession of Licenses and Permits. The Company, the Operating Partnership and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (collectively, “Governmental Licenses”) as are necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company, the Operating Partnership nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(23) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined the Investment Company Act of 1940, as amended (the “1940 Act”).

(24) Absence of Registration Rights. Except as disclosed in Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act. There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Company pursuant to this Agreement.

(25) Joint Ventures. All of the joint ventures in which the Company or any subsidiary owns any interest (the “Joint Ventures”) are listed in Schedule IV hereto. The Company’s or subsidiary’s ownership interest in such Joint Venture is set forth in Schedule IV.

(26) Parties to Lock-Up Agreements. Each of the Manager, SL Green and the Company’s directors and officers have, as of the Closing Date, executed and delivered to the Underwriter a lock-up agreement in the form of Exhibit A hereto. Schedule V hereto contains a true, complete and correct list of all directors and officers of the Company. During such 45 day period, the Company will not cause or permit any waiver, release, modification or amendment of any such restriction on transfer without the prior written consent of the Underwriter.

(27) 1934 Act Registration; New York Stock Exchange. The Common Stock has been registered pursuant to Section 12(b) of the 1934 Act. The outstanding shares of Common Stock and the Securities being sold hereunder will have been approved for listing, subject only to official notice of issuance, on the New York Stock Exchange (the “NYSE”).

(28) Insurance. The Company, the Operating Partnership and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company, the Operating Partnership or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, the Operating Partnership and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company, the Operating Partnership or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company, the Operating Partnership nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company, the Operating Partnership nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(29) Disclosure Controls and Procedures. The Company and the Operating Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that (i) are designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated  and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, particularly during the preparation of the reports that it files or submits under the Exchange Act; and (ii) are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms.

(30) Accounting Controls. The Company and its subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(31) Absence of Manipulation. Each of the Company and the Operating Partnership has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(32) ERISA. Except as set forth in the Company’s financial statements, each of the Company and the Operating Partnership does not have any material liabilities under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

(33) REIT Status. Commencing with the Company’s taxable year ended December 31, 2004 and the taxable year ended December 31, 2005 of Gramercy Investment Trust, a Maryland real estate investment trust (the “Private REIT”), each of the Company and the Private REIT has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and each of the Company’s and the Private REIT’s current and proposed method of operations as described in the Registration Statement, the Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2006 and in future taxable years. No transaction or other event has occurred which could cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2006 or future taxable years.

(34) Tax Returns. All tax returns required to be filed as of the date hereof by the Company and each of is subsidiaries have been timely filed (or valid extensions to such filings have been obtained), all such tax returns are true, correct and complete in all material respects, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

(35) Related Party Transactions. There are no business relationships or related-party transactions involving the Company, the Operating Partnership or the Manager required to be described in the Registration Statement, the Disclosure Package and the Prospectus which have not been so described as required.

(36) No Unlawful Contributions or Other Payments. Neither the Company, the Operating Partnership nor any subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company, the Operating Partnership or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(37) Brokers and Finders. Neither the Company, the Operating Partnership nor any subsidiary has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

(38) No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. No subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other Subsidiary.

(39) Title to Real and Personal Property. The Company and its subsidiaries, including the Operating Partnership, have (or in the case of a Joint Venture, such limited partnership, limited liability company or other joint venture entity has) good and marketable title in fee simple to, or a valid leasehold interest in, any real property currently leased or owned or controlled by them, or to be leased or owned or to be controlled by them (collectively, the “Real Property”) and good and marketable title to any and all personal property owned by the Company or any of its Subsidiaries that is material to the business of the Company or the Operating Partnership, in each case free and clear of all Liens, except as described in the Prospectus or such as would not reasonably be expected to result in a Material Adverse Effect; and any real property, buildings and equipment held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (the “Leases”) with such exceptions as are disclosed in the Prospectus or such as would not reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company nor any of its Subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such Real Properties, personal property or Leases or affecting or questioning the rights of the Company to the continued ownership, lease, possession or occupancy of such Real Properties, personal property or Leases, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) no person or entity, including, without limitation, any tenant under the leases, if any, for the Real Properties has an option or right of first refusal or any other right to purchase any of such Real Properties, except as disclosed in the Prospectus; (iv) all of the Leases are in full force and effect, except where the failure to be in full force or effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such Leases or in any other default thereunder and neither the Company nor any of its subsidiaries knows or an event which, with the passage of time or the giving of notice or both, would constitute a default under any such Lease, except such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (v) there is no pending or, to the knowledge of the Company or its subsidiaries, threatened condemnation, zoning change, or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on or access to any Real Property, except such proceedings or actions that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(40) Title Insurance. The Company and its subsidiaries or as applicable, a Joint Venture, has either (i) an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any Real Property, that insures the fee or leasehold interest, as the case may be, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that the Company believes are generally commercially reasonable in the markets where the Real Properties are located or (ii) with respect to mortgage loans extended by the Company and its subsidiaries, the Company or its subsidiary has one or more lender’s title insurance policies insuring the lien of the mortgages encumbering the real property underlying such loans with coverages, in the aggregate, equal to at least the maximum aggregate principal amount of such loan.

(41) Compliance with Environmental Laws. Except to an extent that would not, individually or in the aggregate, reasonably be expected to result in a

Material Adverse Effect or as otherwise disclosed in the Registration Statement, and the Disclosure Package and the Prospectus: (i) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other owners of the Real Property at any time, or to the knowledge of the Company, any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from any Real Property, other than by any such action taken in material compliance with all applicable Environmental Statutes (as hereinafter defined) or by the Company, any of its subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (ii) the Company and its subsidiaries do not intend to use the Real Property or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in material compliance with all applicable Environmental Statues or by the Company, any of its subsidiaries or, to the knowledge of the Company, any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (iii) the Company and the Operating Partnership do not know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials from the Real Property into waters on or adjacent to the Real Property or from the Real Property onto any real property owned or occupied by any other party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters other than in material compliance with Environmental Statutes; (iv) neither the Company nor any of its subsidiaries has received any notice of, or has knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any U.S. federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or arising out of the conduct of the Company or any of its subsidiaries, including without limitation a claim under or pursuant to any Environmental Statute (as hereinafter defined); and (v) neither the Real Property is included nor, to the Company’s or the Operating Partnership’s knowledge, is proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by United States Environmental Protection Agency (the “EPA”) or, to the Company’s or to the Operating Partnership’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other governmental authority.

As used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any U.S. federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671,

the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-330j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any governmental authority.

(42) Compliance with ADA. The Company and its subsidiaries and each Real Property are currently in compliance with all presently applicable provisions of the Americans with Disabilities Act, as amended, except for any such non-compliance that would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.

(43) No Breach or Default under Loans. To the Company’s knowledge, there is no breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) the loan documents relating to the debt instruments acquired or originated by the Company as described in the Incorporated Documents (collectively, the “Loans”) which breach or default, if uncured, would result in a Material Adverse Effect. To the Company’s knowledge without due inquiry, there is no breach or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) the loan documents relating to any loans senior to the Loans, which breach or default, if uncured, would result in a Material Adverse Effect.

(44) Sarbanes-Oxley Act. The Company and each of the Company’s directors and officers, in their capacities as such, are in full compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(b)   Representations and Warranties by the Manager. The Manager represents and warrants to the Underwriter as of the date hereof, as of the Closing Date and as of each Option Closing Date (if any), and agrees with each Underwriter, as follows:

(1)   Accurate Disclosure. The information regarding the Manager in the Registration Statement, the Disclosure Package and the Prospectus is true and correct in all material respects.

(2)   Good Standing of the Manager. The Manager has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Management Agreement, the amended and restated asset servicing agreement between the Manager and SLG Management Services LLC effective as of April 19, 2006 (the “Asset Servicing Agreement”) and the amended and restated

outsource agreement between the Manager and SL Green Operating Partnership, L.P. effective as of April 19, 2006 (the “Outsource Agreement”); and the Manager is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(3)   Authorization of Management Agreement, Asset Servicing Agreement and Outsource Agreement. Each of this Agreement, the Management Agreement, the Asset Servicing Agreement and the Outsource Agreement (collectively, the “Manager Agreements”) has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(4)   Absence of Defaults and Conflicts. The Manager is not in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, Manager Agreement or otherwise, except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Manager Agreements and compliance by the Manager with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any property or assets of the Manager, nor will such action result in any violation of the provisions of the Organizational Documents of the Manager or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its subsidiaries or any of their respective assets, properties or operations.

(5)   Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager.

(6)   Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Manager, (C) no waiver or consent under any Company Document, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Manager of its obligations under this Agreement or the Manager Agreements and the transactions contemplated thereby, in each case on the terms contemplated by this Agreement and the Prospectus, except such as have been already obtained.

(7)   Possession of Licenses and Permits. The Manager possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as described in the Prospectus; the Manager is in material compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Manager has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(8)   Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or the rules and regulations thereunder, from performing under the Management Agreement as contemplated by the Management Agreement and as described in the Prospectus.

SECTION 2.           Sale and Delivery to Underwriter; Closing.

(a)   Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a price of $26.65 per share (the “Purchase Price”), the Initial Securities.

(b)   Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to 337,500 shares of Common Stock at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Underwriter, and may be the Closing Date (as hereinafter defined), but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date.

(c)   Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Clifford Chance US LLP, 31

West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M. (Eastern time) on May 16, 2006 (unless postponed in accordance with the provisions of Section 10 of this Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Option Closing Date as specified in the notice from the Underwriter to the Company.

(d)   Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter in The City of New York not later than noon (Eastern time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

SECTION 3.           Covenants of the Company, the Operating Partnership and the Manager.

(a)   Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, severally, covenants with each Underwriter as follows:

(1)   Compliance with Securities Regulations and Commission Requests  The Company, subject to Section 3(a)(2) of this Agreement, will comply with the requirements of Rule 430B and will notify the Underwriter immediately, and confirm the notice in writing, (i) of the receipt of any comments from the Commission, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or preliminary prospectus supplement, any Issuer Free Writing Prospectus or the Prospectus or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus and prospectus supplement transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that either or both of them was not, will promptly file such prospectus and/or prospectus supplement. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(2)   Filing of Amendments. During the period beginning on the Initial Sale Time and ending on the later of the Closing Time or such date, as in the reasonable opinion of counsel for the Underwriter, the Prospectus is no longer required under the 1933 Act or the 1934 Act to be delivered in connection with sales by the Underwriter or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the 1934 Act), the Company will furnish to the Underwriter for review a copy of each such proposed amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document without the consent of the Underwriter.

(3)   Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and its counsel, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(4)   Delivery of Prospectuses. The Company has delivered or will deliver to the Underwriter, without charge, as many copies of the Prospectus as the Underwriter reasonably requested and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(5)   Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Disclosure Package and the Prospectus. If, during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(a)(2) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus during the Prospectus Delivery Period there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(6)   Permitted Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act); provided that the prior written consent of the Underwriter shall be deemed to have been given in respect of any Free Writing Prospectuses listed in Schedule I hereto. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(7)   Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(8)   Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(9)   Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under “Use of Proceeds.”

(10) Listing. The Company will use its best efforts to effect the listing of the Securities on the NYSE.

(11) Restriction on Sale of Securities. Each of the Company, the Operating Partnership and the Manager will not, without the prior written consent of the Underwriter, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of, or establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Section 16 of the 1934 Act and the 1934 Act Regulations, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership, whether or not such transaction is to be settled by delivery of such securities, other securities, cash or other consideration with respect to, the Company’s Common Stock, preferred stock, par value $.001 per share (“Preferred Stock”), OP Units or other stock of the Company or any other equity securities convertible into, or exercisable or exchangeable for, shares of the Company’s Common Stock, Preferred Stock or other stock, or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of this Agreement through and including the date which is 45 days after the date of this Agreement; provided, however, that (A) the Company may issue and sell Securities pursuant to this Agreement, (B) the Company may issue and sell Common Stock and options to purchase Common Stock pursuant to any employee or director stock option or stock purchase plans in effect on the date of this Agreement (so long as each such plan and issuance is described in the Prospectus) provided that the holders of such Common Stock or options to purchase Common Stock agree in writing to the foregoing restrictions set forth in this Section 3(a)(11), (C) the Operating Partnership may issue OP Units in consideration for acquisitions of assets and (D) the Company may issue Common Stock upon redemption of OP Units or upon exchange or conversion of any outstanding securities that have exchange or conversion rights. Notwithstanding the foregoing, in the event that either (x) during the last 17 days of the 45-day period referred to above, the Company issues an earnings release or (y) prior to the expiration of such 45-day period, the Company announces that it will release earnings results during the 17-day period beginning on the last day of such 45-day period, the restrictions described above shall continue to apply until the expiration of the 17-day period beginning on the date of the earnings release.

(12) Reporting Requirements. The Company, during the Prospectus Delivery Period will file all documents required to be filed with the Commission pursuant to, and in accordance with, the 1934 Act and the 1934 Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(13) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(a)(2) hereof, prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Underwriter and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b), copies of the Prospectus.

(14) REIT Qualification. Each of the Company and the Private REIT will use its commercially reasonable best efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code.

(15) Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(16) Company Not an “Investment Company.”  The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and will in the future conduct its and the Operating Partnership’s affairs, in such a manner and will use its commercially reasonable best efforts to ensure that the Company and the Operating Partnership will not be an “investment company” within the meaning of the Investment Company Act of 1940 and the rules and regulations thereunder.

(17) No Price Stabilization or Manipulation. The Company will not, and will use its best efforts to cause its officers, directors and affiliates not to, prior to the termination of the underwriting syndicate contemplated by this Agreement, (i) take, directly or indirectly any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay to any person (other than the Underwriter) any compensation for soliciting any order to purchase any other securities of the Company.

(b)   Covenants of the Manger. The Manager covenants with the Underwriter and with the Company that, during the Prospectus Delivery Period it shall notify you and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of Counsel to the Company and the Underwriter for the Company to prepare any necessary amendment or supplement to the Disclosure Package or the Prospectus so that, as so amended or supplemented, the Disclosure Package or Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

SECTION 4.           Payment of Expenses.

(a)   Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriter of this Agreement, any Agreement among Underwriter and such other documents as may be required in connection with the offering, purchase, sale, issuance and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable, if any, upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(6) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto not to exceed $5,000, (vi) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities, (vii) the printing and delivery to the Underwriter of copies of the Prospectus and any amendments or supplements thereto, (viii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplements thereto, (ix) the fees and expenses of the transfer agent and registrar for the Securities, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

(b)   Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 5.           Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder is subject to the accuracy of the representations and warranties of the Company, the Operating Partnership and the Manager contained in this Agreement or in certificates of any executive officer of the Company, the Operating Partnership, the Manager or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company, the Operating Partnership and the Manager of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)   Effectiveness of Registration Statement. The Registration Statement shall have become effective and at the Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriter. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule, and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriter of such timely filing and such number of copies of the Prospectus as the Underwriter shall have reasonably requested.

(b)   No Material Adverse Change. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the operations, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, including, without limitation, the Operating Partnership, considered as one enterprise, whether or not arising in the ordinary course of business.

(c)   Opinions of Counsel for Company. At the Closing Date, the Underwriter shall have received an opinion, dated as of the Closing Date, of (i) Clifford Chance US LLP, counsel for the Company, the Operating Partnership and the Manager, and (ii) Willkie Farr & Gallagher LLP, special counsel for the Company and the Operating Partnership, each in form and substance reasonably satisfactory to counsel for the Underwriter, together with signed or reproduced copies of such letter for the Underwriter, to the effect set forth in Exhibit B and Exhibit C hereto, respectively, and to such further effect as counsel to the Underwriter may reasonably request.

(d)   Opinion of Counsel for Underwriter. At the Closing Date, the Underwriter shall have received an opinion, dated as of the Closing Date, of Hunton & Williams LLP, counsel for the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement and the Prospectus and such other related matters as the Underwriter may reasonably request. In giving such opinion, Hunton & Williams LLP may rely without investigation, as to all matters arising under or governed by the laws of the State of Maryland, on the opinion of Clifford Chance US LLP referred to in Section 5(c) above.

(e)   Officers’ Certificate. At the Closing Date, the Underwriter shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no material adverse change as described in Section 5(b) hereof, (ii) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the obligations of the Company and the Operating Partnership to be performed at or prior to the Closing Date under or pursuant to this Agreement have been duly performed, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission and (v) none of the Registration Statement, as of the date it first became effective, as of the date the Form 10-K was filed with the Commission, as of the Registration Statement’s “new effective date” with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations or as of the Closing Time, or the Disclosure Package, as of the Initial Sale Time, or the Prospectus, as of the date of the Prospectus Supplement or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    Manager’s Certificate. At the Closing Date, the Underwriter shall have received a certificate of each of the Managing Directors of the Manager, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Manager in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (ii) the obligations of the Manager to be performed at or prior to the Closing Date under or pursuant to this Agreement have been duly performed.

(g)   Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP, a letter, dated the date of this Agreement and in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the Disclosure Package and the Prospectus.

(h)   Bring-down Comfort Letter. At the Closing Date, the Underwriter shall have received from Ernst & Young LLP, a letter, dated as of the Closing Date and in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section 5, except that the specified date referred to for the carrying out of procedures shall be a date not more than two business days prior to the Closing Date.

(i)    Approval of Listing. At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriter at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j)    Lock-up Agreements. Prior to the Closing Date, the Underwriter shall have received an agreement substantially in the form of Exhibit A hereto signed by each director and officer of the Company listed in Schedule V hereto and by SL Green and the Manager.

(k)   No Objection. Prior to the date of this Agreement, NASD Regulation Inc. shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)    Conditions to Purchase of Option Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the Underwriter to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Underwriter shall have received:

(1)   Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, as specified in Section 5(c) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(2)   Manager’s Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the Executive Officers specified in,

Section 5(f) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(3)   Opinions of Counsel for Company. The opinions of (i) Clifford Chance US LLP and (ii) Willkie Farr & Gallagher LLP, in form and substance satisfactory to counsel for the Underwriter, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(c) hereof.

(4)   Opinion of Counsel for Underwriter. The opinion of Hunton & Williams LLP, counsel for the Underwriter, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(5)   Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriter and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than two business days prior to such Option Closing Date.

(m)  Additional Documents. At the Closing Date and at each Option Closing Date, counsel for the Underwriter shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company, the Operating Partnership and the Manager in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(n)   Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 4, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.           Indemnification.

(a)   Indemnification by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising in whole or in part out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any of (i) above; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Company), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any of (i) above, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), which information is set forth in Section 1(a)(1) hereof. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)   Indemnification by the Manager. The Manager agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to (i) any inaccuracy in the representations and warranties of the Manager contained herein and (ii) any failure of the Manager to perform its obligations hereunder. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Manager may otherwise have.

(c)   Indemnification by the Underwriter. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and the Operating Partnership and each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), which information is described in Section 1(a)(1) hereof. The indemnity agreement set forth in this Section 6(c) shall be in addition to any liabilities that the Underwriter may otherwise have.

(d)   Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party under such subsection except to the extent it has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)   Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after delivery to such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.           Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriter on the other hand in connection with the inaccuracies, statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Operating Partnership on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership, the Manager or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, the Manager and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, the Operating Partnership, the Manager and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8.           Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of Executive Officers of the Company, the Operating Partnership and the Manager or any of their subsidiaries, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, the Operating Partnership or the Manager, and shall survive delivery of the Securities to the Underwriter.

SECTION 9.           Termination of Agreement.

(a)   Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Underwriter may terminate its option to purchase such Option Securities by notice to the Company, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the operations, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, including, without limitation, the Operating Partnership, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by Federal, Maryland or New York authorities.

(b)   Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

SECTION 10.         [Intentionally Omitted.]

SECTION 11.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter c/o Wachovia Capital Markets, LLC, 375 Park Avenue, New York, New York 10152, Attention: Michael Cummings, with a copy to Hunton & Williams, LLP, 951 East Byrd Street, Richmond, Virginia 23219, Attention: David C. Wright; notices to the Company, the Operating Partnership and the Manager shall be directed to them c/o Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170, Attention: Marc Holliday, President and Chief Executive Officer, with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, Attention: Larry P. Medvinsky.

SECTION 12.         Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company, the Operating Partnership and the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company, the Operating Partnership and the Manager and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company, the Operating Partnership and the Manager and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.         GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.         Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.         Absence of Fiduciary Relationship.

The Company, the Operating Partnership and the Manager acknowledge and agree that:

(a)   the Underwriter has been retained solely to act as underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company, the Operating Partnership or the Manager and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company, the Operating Partnership or the Manager on other matters;

(b)   the price of the Shares set forth in this Agreement was established by the Company and the Underwriter following discussions and arms-length negotiations with the Underwriter and the Company, and the Company, the Operating Partnership and the Manager are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)   they have been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Operating Partnership or the Manager and that the Underwriter have no obligation to disclose such interests and transactions to the Company, the Operating Partnership or the Manager by virtue of any fiduciary, advisory or agency relationship; and

(d)   they waive, to the fullest extent permitted by law, any claims they may have against the Underwriter, for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to the Company, the Operating Partnership or the Manager in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company, the Operating Partnership or the Manager.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company, the Operating Partnership and the Manager in accordance with its terms.

Very truly yours,

GRAMERCY CAPITAL CORP.

By:	/s/ ROBERT R. FOLEY
Name:	Robert R. Foley
Title:	CFO

GKK CAPITAL LP

By:	Gramercy Capital Corp., its
General Partner

By:	/s/ ROBERT R. FOLEY
Name:	Robert R. Foley
Title:	CFO

GKK MANAGER LLC

By:	/s/ ROBERT R. FOLEY
Name:	Robert R. Foley
Title:	CFO / Managing Director

CONFIRMED AND ACCEPTED, as of the

  date first above written:

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ MARY LOUISE GUTTMAN
Name:	Mary Louise Guttman
Title:	Senior Vice President & Associate General Counsel

Schedule I

Issuer Free Writing Prospectuses

None.

Schedule II

Oral Pricing Information

The Underwriter orally conveyed the following information to purchasers at or prior to the Initial Sale Time:

•                  Gramercy Capital Corp., or Gramercy, is selling 3,000,000 shares of common stock in a public offering.

•                  On May 10, 2006 Gramercy filed its quarterly report on Form 10-Q with respect to the first quarter which, together with Gramercy’s other SEC filings, contains important information about Gramercy and its operating results that you should consider before making an investment decision. You will confirm that you reviewed the 10-Q.

•                  Wachovia Capital Markets, LLC, or Wachovia Securities, is acting as the sole underwriter for the offering, with respect to 2,250,000 shares of common stock.

•                  Wachovia Securities is proposing to offer and sell 2,250,000 shares in a public offering at a price of $26.75 per share.

•                  In connection with the offering, Gramercy is also selling 750,000 shares of common stock to its affiliate, SL Green Realty Corp., the parent company of Gramercy’s manager, at the public offering price.

•                  If Wachovia Securities exercises its over-allotment option in full, Gramercy will sell 337,500 additional shares of common stock to Wachovia Securities at the public offering price less the underwriting discount and 112,500 additional shares of common stock to SL Green at the public offering price. The over-allotment option is exercisable by Wachovia Securities on or before June 12, 2006.

•                  The last reported sale price of Gramercy’s common stock on May 10, 2006, as reported by the New York Stock Exchange, was $27.40 per share.

•                  Gramercy expects that the net proceeds from the sale of 3,000,000 shares of common stock will be approximately $80 million, after deducting the underwriting discount but before Gramercy’s estimated offering expenses. If Wachovia Securities exercises its over-allotment option in full and SL Green exercises its option, Gramercy expects net proceeds of approximately $91.9 million.

Gramercy plans to use the net proceeds from the offering to repay a portion of the outstanding principal under its existing repurchase agreements with Wachovia Securities and Goldman Sachs & Co., fund loan originations and for general corporate purposes.

Schedule III

Subsidiaries of the Company

Name	Jurisdiction of Organization	Type Of Entity
GKK Trading Corp.	Delaware	Corporation
Gramercy 110 LLC	Delaware	Limited Liability Company
Gramercy Warehouse Funding I LLC	Delaware	Limited Liability Company
Gramercy Warehouse Funding II LLC	Delaware	Limited Liability Company
Gramercy Capital Trust I	Delaware	Statutory Trust
Gramercy Capital Trust II	Delaware	Statutory Trust
Gramercy Capital Trust III	Delaware	Statutory Trust
Gramercy Real Estate CDO 2005-1 Ltd	Cayman Islands	Exempted Limited Liability Company
Gramercy Real Estate CDO 2005-1 LLC	Delaware	Limited Liability Company
GKK Madison Investment LLC	Delaware	Limited Liability Company
Gramercy Investment QRS Corp.	Delaware	Corporation
Gramercy Investment Trading Corp.	Delaware	Corporation
Gramercy Investment Trust	Maryland	Trust
GKK Trading Warehouse I LLC	Delaware	Limited Liability Company
GKK Trading Warehouse II LLC	Delaware	Limited Liability Company
Gramercy Rockaway 80 PE LLC	Delaware	Limited Liability Company
GKK Liquidity LLC	Delaware	Limited Liability Company
GKK 55 Corporate LLC	Delaware	Limited Liability Company
GKK 84 William Street LLC	Delaware	Limited Liability Company
GKK Pasadena Investment LLC	Delaware	Limited Liability Company
GKK Pasadena Owner LLC	Delaware	Limited Liability Company
GKK Pasadena Tenant LLC	Delaware	Limited Liability Company
Gramercy 200 Franklin LLC	Delaware	Limited Liability Company

SIGNIFICANT SUBSIDIARIES

GKK Capital LP	Delaware	Limited Partnership (general partner is Gramercy Capital Corp.)
GKK Trading Corp.	Delaware	Corporation

Schedule IV

Joint Ventures of the Company

Name	Jurisdiction of Organization	Type Of Entity	Percentage Ownership
1 Madison Office Fee LLC	Delaware	Limited Liability Company	45%
200 Franklin Trust	Delaware	Statutory Trust	70.3%
GKK Pasadena Fee Holdings LLC	Delaware	Limited Liability Company	50%
GKK Pasadena Tenant Holdings LLC	Delaware	Limited Liability Company	63.57%

Schedule V

Directors and Officers of the Company

Stephen L. Green
Marc Holliday
Hugh Hall
Robert R. Foley
Andrew Mathias
Gregory F. Hughes
Allan J. Baum
Jeffrey E. Kelter
Paul J. Koningsberg
Charles S. Laven
Andrew S. Levine

Exhibit A

Form of Lock-Up Agreement

May __, 2006

Wachovia Capital Markets, LLC

7 St. Paul Street

Baltimore, MD  21202

Attention: Equity Capital Markets

Re:          Proposed Public Offering by Gramercy Capital Corp.

Ladies and Gentlemen:

We refer you to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Gramercy Capital Corp., a Maryland corporation (the “Company”), GKK Capital LP, a Delaware limited partnership and GKK Manager, LLC, a Delaware limited liability company and you as the Underwriter (the “Underwriter”), providing for the public offering of shares of the Company’s common stock, par value $.001 per share (the “Common Stock”).

In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 45 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wachovia Capital Markets, LLC, directly or indirectly, (i) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security, or (ii) establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. Notwithstanding the restrictions noted above, the undersigned may transfer any Relevant Security for no value or without consideration (i) for charitable or estate planning purposes or (ii) to donees, family members or partners of the undersigned, so long as, in each case, the transferee of such securities agrees to be bound by the provisions of this agreement and confirms that such transferee is in compliance with the terms of this letter agreement as if such transferee had been bound by this letter agreement from the original date of this letter agreement. As used herein, “Relevant Security” means the Common Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security. Notwithstanding the foregoing, in the event that either (x) during the last 17 days of the 45-day period referred to above, the Company issues an earnings release or (y) prior to the expiration of such 45-day period, the Company announces that it will release earnings results during the 17-day period beginning on the last day of such 45-day period, the restrictions described above shall continue to apply until the expiration of the 17-day period beginning on the date of the earnings release.

The undersigned hereby further agrees that, during the Lock-Up Period, the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, amendment to a registration statement, or circulate or participate in the circulation or filing of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security, except that the undersigned may participate in the filing of an amendment to the Company’s resale registration statement on Form S-3 (File No. 333-128013).

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that this letter agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

The Company is not a party to or an intended beneficiary of this letter agreement.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Delivery of a signed copy of this letter by telecopier or facsimile transmission shall be effective as delivery of the original hereof.

[Signature Page Follows]

In witness whereof, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

[Signature Page to Lock-Up Agreement]

Exhibit B

Form of Opinion of Clifford Chance US LLP

1.             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland. The Company has the corporate power and authority to conduct its business and own its properties as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware. The Operating Partnership has the partnership power and authority to own its properties as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Manager has been duly formed and is validly existing in good standing under the laws of the State of Delaware, and the Manager has the power and authority to own its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.

2.             The authorized, issued and outstanding stock of the Company is as set forth in the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2006 and such shares of the Company’s issued and outstanding stock (the “Outstanding Shares”) have been duly authorized and validly issued and are fully paid and nonassessable and none of the Outstanding Shares was issued in violation of preemptive rights arising under the laws of the State of Maryland or the Organizational Documents of the Company. All of the issued and outstanding OP Units have been issued in accordance with the requirements of the Partnership Agreement; none of the OP Units has been issued or is owned or held in violation of any preemptive right arising by operation of law or under this Agreement; to such counsel’s knowledge, the outstanding OP Units have been offered, sold and issued by the Operating Partnership in compliance with all federal and state securities laws.

3.             The execution, delivery and performance by the Company of this Agreement, including the Company’s issuance of the Securities and sale of such Securities to the Underwriter, has been duly authorized by all necessary corporate action on the part of the Company. The execution, delivery and performance by the Operating Partnership of this Agreement has  been duly authorized by all necessary partnership action on the part of the Operating Partnership. The execution, delivery and performance by the Manager of this Agreement has been duly authorized by all necessary limited liability company action on the part of the Manager. This Agreement has been duly executed and delivered by each of the Company, the Operating Partnership and the Manager.

4.             The Securities have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement, the Securities will be validly issued, fully paid and nonassessable.

5.             The issuance of the Securities is not subject to preemptive rights arising under the General Corporation Law of the State of Maryland or the Organizational Documents of the Company.

6.             The execution, delivery and performance of this Agreement by the Company, the Operating Partnership and the Manager and the consummation of the transactions contemplated herein will not (i) result in any violation of the provisions of the Organizational Documents of the Company, the Operating Partnership or the Manager, (ii) constitute a violation of or a breach or default under the terms of any Company Documents or (iii) violate or conflict with, or result in any contravention of, any law, administrative regulation or administrative or court decree applicable to the Company, the Operating Partnership or the Manager or any of their subsidiaries except in the case of (ii) and (iii), such violations as would not have a Material Adverse Effect.

7.             The form of certificate representing the Common Stock complies (i) with the applicable statutory requirements of the laws of the State of Maryland, (ii) the requirements of the Organizational Documents of the Company and (iii) the requirements of the NYSE.

8.             We have reviewed the information (i) in the Prospectus under the captions “Risk Factors — Risks Related to Our Organization and Structure,” “Risk Factors — Risks Related to Our Taxation As a REIT,” “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “The Operating Partnership Agreement” and “Material U.S. Federal Income Tax Considerations,” and (ii) in Part II of the Registration Statement in Item 15 and, in each case, to the extent that such information constitutes matters of law, summaries of legal matters or documents, summaries of certain provisions of the Organizational Documents of the Company, the Operating Partnership or the Manager or legal conclusions, such information is correct in all material respects. The authorized stock of the Company conforms in all material respects to the description thereof in the Prospectus under the captions “Description of Common Stock” and “Description of Preferred Stock.”

9.             Each of the Company, the Operating Partnership and the Significant Subsidiaries are duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

10.           To the knowledge of such counsel, none of the Company, the Operating Partnership, the Manager nor any subsidiary is in default under any of its Organizational Documents.

11.           Other than SL Green as described in the Prospectus, to the knowledge of such counsel, no shareholder of the Company or unitholder of the Operating Partnership or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company, the Operating Partnership or any subsidiary.

12.           To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which the Company, the Operating Partnership, the Manager or any of their subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that are required to be disclosed in the Prospectus that are not so disclosed.

13.           No consent, approval, authorization or other order of, or registration or filing with, any United States federal, Maryland, Delaware or New York state court or other governmental or regulatory authority or agency, is required for the Company’s, the Operating Partnership’s or the Manager’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except such as have already been obtained under the Securities Act and applicable state securities or blue sky laws and from the NASD.

14.           Commencing with the Company’s taxable year ended December 31, 2004 and the Private REIT’s taxable year ended December 31, 2005, each of the Company and the Private REIT has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and each of the Company’s and the Private REIT’s current and proposed method of operation, as described in the Prospectus, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2006 and future taxable years.

15.           The Registration Statement has been declared effective by the Commission under the Securities Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by such Rule 424(b).

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants and representatives of the Underwriter at which the contents of the Registration Statement, and representatives of the counsel for the Underwriters, at which the contents of the Disclosure Package and the Prospectus, and any amendments or supplements thereto, and related matters were discussed, and although it does not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Statement or the Prospectus, including the documents incorporated by reference therein, and have made no independent check or verification thereof (except to the extent referred to in paragraph eight of its opinion to the Underwriter dated the date hereof), and any amendments or supplements thereto, on the basis of the foregoing, (i) the Registration Statement, as of the latest date of which any part of such Registration Statement became or is deemed to become effective under the 1933 Act and the 1933 Act Regulations (the “Effective Date”), complied and complies as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (except that in each case such counsel may state that it does not express any view as to the financial statements, schedules and other financial or statistical information derived from such financial statements and schedules included or incorporated by reference therein) and (ii) nothing has come to the attention of such counsel that would lead such counsel to believe that: (a) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Disclosure Package, as of the Initial Sale Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, or (c) the Prospectus or any amendment or supplement thereto, as of the date of the Prospectus Supplement, as of the date of any such amendment or supplement thereto, or on the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel may state that it does not express any view as to the financial statements, schedules and other financial or statistical information derived from such financial statements or schedules included or incorporated by reference therein).

Exhibit C

Form of Opinion of Willkie Farr & Gallagher LLP

1.             The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

2.             We have reviewed the information in the Prospectus under the caption “Risk Factors — Risks Related to Our Business — We have a limited operating history and may not operate successfully,” “Risk Factors — Risks Related to Our Business — Maintenance of our Investment Company Act exemption imposes limits on our operations” and “Risk Factors — Risks Related to Our Business — Rapid changes in the values of our MBS and other real estate related investments may make it more difficult for us to maintain our qualification as a REIT or exemption from the Investment Company Act” and, in each case, to the extent that such information constitutes matters of law, summaries of legal matters or documents, summaries of certain provisions of the Organizational Documents of the Company, the Operating Partnership or the Manager or legal conclusions, such information is correct in all material respects.

C-1